CHANGE OF CONTROL EMPLOYMENT AGREEMENT

AGREEMENT effective May 10, 2005 between Nalco Holding Company, a Delaware corporation (the “Company”) and William H. Joyce, a resident of Connecticut (“Executive”).

Executive is a skilled and dedicated employee who has important management responsibilities and talents which benefit the Company. The Company believes that its best interests will be served if Executive is encouraged to remain with the Company or its Subsidiaries. The Company has determined that Executive’s ability to perform Executive’s responsibilities and utilize Executive’s talents for the benefit of the Company, and the Company’s ability to retain Executive as an employee, will be significantly enhanced if Executive is provided with fair and reasonable protection from the risks of a change in control of the Company. Accordingly, the Company and Executive agree as follows:

1. Defined Terms.

Unless otherwise indicated, capitalized terms used in this Agreement which are defined in Schedule A shall have the meanings set forth in Schedule A.

2. Effective Date; Term.

This Agreement shall be effective as of May 10, 2005 (the “Effective Date”) and shall remain in effect until December 31, 2008 (the “Term”). Notwithstanding the foregoing, this Agreement shall, if in effect on the date of a Change of Control, remain in effect for three years following the Change of Control.

3. Change of Control Benefits.

(a) If Executive’s employment with the Company and its Subsidiaries is terminated at any time within the three years following a Change of Control by the Company and any of its Subsidiaries without Cause or by Executive for Good Reason (the effective date of either such termination hereafter referred to as the “Termination Date”), Executive shall be entitled to the payments and benefits provided hereafter in this Section 3 and as set forth in this Agreement. If Executive’s employment by the Company and any of its Subsidiaries is terminated prior to a Change of Control by the Company and any of its Subsidiaries without Cause (i) in connection with or in anticipation of a Change of Control or (ii) at the request of a third party that has taken steps reasonably calculated to effect a Change of Control, Executive shall be entitled to the payments and benefits provided hereafter in Section 3 and as otherwise set forth in this Agreement (offset by any other severance benefits received by Executive, including, without limitation, any severance benefits under the Employment Agreement), and Executive’s Termination Date shall be deemed to have occurred immediately following the Change of Control.

(i)
Severance Payments. Within fifteen business days after the Termination Date, the Company shall pay Executive a cash lump sum amount equal to the Severance Multiple times the sum of (x) Executive’s Base Salary and (y) the Bonus Amount.

(ii)
Continuation of Employee Benefits. For a period following the Termination Date equal to the lesser of (x) the number of months remaining in the Term and (y) thirty-six months, the Company shall provide Executive and Executive’s spouse and dependents (each as defined under the applicable program) with medical and dental coverage at least equal to those benefits that would have been provided to them in accordance with the applicable program, if Executive’s employment continued during such period (or, if more favorable, to Executive, as in effect generally at any time thereafter with respect to other executive of the Company); provided, however, that if Executive becomes employed by a new employer that provides substantially equivalent medical and dental coverage, continuing medical and dental coverage from the Company shall cease.

4. Gross-Up.
(a) In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, any of its affiliates, or one or more trusts established by the Company for the benefit of its employees, to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, the Employment Agreement or otherwise) (a “Payment”) is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 4(a), if it shall be determined that Executive is entitled to a Gross Up Payment, but that the Payment does not exceed 110% of the greatest amount that could be paid to Executive without giving rise to any Excise Tax (the “Safe Harbor Amount”), then no Gross Up Payment shall be made to Executive and the amounts payable under this Agreement shall be reduced so that the Payment, in the aggregate, is reduced to the Safe Harbor Amount. The reduction of the amounts payable hereunder, if applicable, shall be made by first reducing the payments under Section 3, unless an alternative method of reduction is elected by Executive.

(b) All determinations required to be made under this Section 4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm appointed by the Company and reasonably acceptable to the Executive (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and Executive within ten business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such Gross-Up Payment is to be made and deemed to pay state and local income taxes at the highest marginal rates applicable to individuals in the state or locality of Executive’s residence and/or place of employment in the calendar year in which any such Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that can be obtained from deduction of such state and local taxes, taking into account limitations applicable to individuals subject to federal income tax at the highest marginal rates. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4, shall be paid by the Company to Executive five days prior to when to when due (or to the appropriate taxing authority on Executive’s behalf when due). If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall so indicate to Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code, it is possible that the amount of the Gross-Up Payment determined by the Accounting Firm to be due to (or on behalf of) Executive was lower than the amount actually due (“Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 4(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

(c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of any Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive prior to the expiration of such period that it desires to contest such claim, Executive shall (i) give the Company any information reasonably requested by the Company relating to such claim, (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iii) cooperate with the Company in good faith in order to effectively contest such claim and (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, further, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if Executive is required to extend the statute of limitations to enable the Company to contest such claim, Executive may limit this extension solely to such contested amount. The Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) If, after the receipt by Executive of an amount paid or advanced by the Company pursuant to this Section 4, Executive becomes entitled to receive any refund with respect to a Gross-Up Payment, Executive shall (subject to the Company’s complying with the requirements of Section 4(c)) promptly pay to the Company the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 4(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

5. Other Terminations.

Nothing in this Agreement shall be construed to prevent the Company or any of its Subsidiaries from terminating Executive’s employment for any reason. If Executive is terminated (a) by the Company for Cause, (b) due to Executive’s death or Permanent Disability, (c) due to Executive’s resignation without Good Reason or (d) any termination of employment (x) prior to a Change of Control (other than a termination of employment by the Company without Cause prior to a Change of Control as set forth in Section 3 hereof) or (y) following the third anniversary of a Change of Control, the Company shall have no obligation to make any payments or provide any benefits under this Agreement. Except as expressly set forth in this Agreement, the terms and condition of Executive’s employment, and termination of employment, shall be governed by the terms and conditions of the Employment Agreement.

6. Assignment.

Except as otherwise provided herein, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and Executive and their respective heirs, legal representatives, successors and assigns. If the Company shall be merged into or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement, expressly (other than an assumption that occurs by operation of law ) to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

7. Withholding.

Notwithstanding any other provision of this Agreement, the Company may, to the extent required by law, withhold applicable federal, state and local income and other taxes from any payments due to Executive hereunder.

8. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to conflicts of laws principles thereof.

9. Notice.

Any notice given hereunder shall be in writing and shall be deemed to have been given when delivered by messenger or courier service (against appropriate receipt), or mailed by registered or certified mail (return receipt requested), addressed as follows:

If to the Company:     Nalco Holding Company
1601 W. Diehl Road
Naperville, Illinois 60563
Attention: General Counsel

If to Executive: To the most recent address of Executive set forth in the personnel records of the Company.

10. Entire Agreement; Modification.

This Agreement (and the documents referred to in this Agreement) set forth the entire agreement between the parties with respect to the subject matter referred to in this Agreement and merge and supersede all prior discussions, agreements and understandings of every kind and nature between any of them, and neither party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement. This Agreement may not be changed or modified except by an agreement in writing, signed by the parties hereto. Except as expressly set forth in the Employment Agreement, nothing in this Agreement shall impair or diminish the rights of Executive under the Employment Agreement.

11. Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 10th of May, 2005.

NALCO HOLDING COMPANY

______________________________
By:
Title:

______________________________
EXECUTIVE

Schedule A

CERTAIN DEFINITIONS

        As used in this Agreement, and unless the context requires a different meaning, the following terms, when capitalized, have the meaning indicated:

1. “Base Salary” means Executive’s annual rate of base salary in effect on the date in question.

2. “Bonus Amount” means actual Variable Compensation (as defined in the Employment Agreement) paid for the last completed year immediately before the date of termination (or in the case of such termination prior to the payment of Variable Compensation, if any, for 2004, the target Variable Compensation).

3. “Cause” means a termination based upon a determination that Executive has (a) engaged in serious misconduct in connection with the performance of his duties hereunder, (b) willfully neglected his duties hereunder, or (c) engaged in criminal conduct or other serious misconduct that is likely to be harmful to the business or reputation of the Company; provided, that if the foregoing actions or inactions on the part of Executive are capable of cure, the board or directors of the Company shall give Executive notice of the first occurrence thereof and five business days’ opportunity to cure.

4. “Change of Control” means the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Sponsor or an affiliate of a Sponsor, becomes the beneficial owner, directly or indirectly, of (a) more than 50% of the voting securities of the Company or its successor entity or (b) all or substantially all of the assets of the Company or its successor entity.

5. “Code” means the Internal Revenue Code of 1986, as amended.

6. “Company” means Nalco Holding Company and, after a Change of Control, any successor or successors thereto.

7. “Employment Agreement” means the employment agreement between Executive and the Company, dated as of August 3, 2004, as may be amended from time to time.

8. “Good Reason” means any of the following actions on or after a Change of Control, other than due to Executive’s Permanent Disability or death:

(a) the assignment to the Executive of any duties materially inconsistent with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any material diminution in such position, authority, duties or responsibilities (other than occurring solely as a result of the Company’s ceasing to be a publicly traded entity);

(b) the failure of the Company to pay or cause to be paid Executive’s Base Salary or Variable Compensation when due or any reduction in Executive’s Base Salary;

(c) any failure by the Company to comply with and satisfy Section 6; or

(d) the requirement by the Company that Executive’s principal office be relocated to an area that requires Executive to travel more than one hour longer than the travel time required for Executive to arrive at Executive's current principal office.

9. “Permanent Disability” means inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his regular duties which inability has lasted for six months and is reasonably expected to be permanent.

10. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

11. “Severance Multiple” means the lesser of (1) the number of months remaining in the Term and (2) thirty-six divided by (B) twelve.

12. “Sponsor” means each of BCP Nalco I LLC, BCP Nalco II LLC, BCP IV, Blackstone Family Investment Partnership IV-A L.P., Blackstone Capital Partners IV-A L.P., GS Nalco LLC, GSCP, GS Capital Partners 2000 Offshore L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Goldman Sachs Direct Investment Fund 2000, L.P., APV Nalco LLC, AP Nalco LP, Apollo V and Apollo/Nalco Acquisition LLC.

13. “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).